EXHIBIT 99.1

Sacramento, CA - July 17, 2002 - American River Holdings (Nasdaq: AMRB), the parent company of American River Bank, North Coast Bank and first source capital, announced financial results for the second quarter ended June 30, 2002. Total assets reached an all time high, increasing 8.2% from one year ago to $295,438,000 at June 30, 2002. Net income was $1,027,000 ($0.38 diluted EPS), up
14% from the $901,000 ($0.34 diluted EPS) recorded for the second quarter last year. In addition to obtaining record assets, and a record net income during a second quarter, this also marked American River Holdings' 74th consecutive profitable quarter.

Net income on a year-to-date basis was $1,988,000 ($0.74 diluted EPS) up 3.3% from the $1,925,000 ($0.72 diluted EPS) recorded in the same period last year. For the six months ended June 30, 2002, and when compared to the same period in 2001, net interest income dropped from $7,316,000 to $7,206,000. Noninterest income on a year-to-date basis totaled $1,044,000, which is a slight decrease from the $1,135,000 recorded in the previous year. Noninterest expense dropped from $4,880,000 recorded during the six months ending June 30, 2001 to $4,632,000 recorded in 2002.

Net interest income dropped slightly from the $3,629,000 recorded during the second quarter of last year to $3,623,000 recorded during the quarter ended June 30 2002. Noninterest income decreased from $556,000 in 2001 to $552,000 at June 30, 2002. Noninterest expense was $2,500,000 in the second quarter of 2001 and $2,288,000 in the second quarter of 2002. The decrease is primarily due to lower salary and legal expense. Salary expense decreased as the number of full-time equivalent staff dropped from 104 at June 30, 2001 to 100 at June 30, 2002. "Technology related improvements and efficiencies created by consolidating some back office tasks have resulted in a lower number of employees," commented American River Holdings President and CEO, David Taber.

Net loans and leases totaled $208,974,000 at quarter end, up 6.0% from the $197,139,000 recorded at June 30, 2001. Deposits increased by 8.0% to $262,587,000. Non-performing loans and leases were $773,000 or 0.36% of the total loans and leases at June 30, 2002. On July 2, 2002, two loans that were classified as non-performing as of June 30, 2002, paid off in full. The book balance of these loans was $497,000. The allowance for loan and lease losses was $2,894,000 as of June 30, 2002, which is 1.37% of total loans and leases outstanding and 374.4 % of non-performing loans and leases.

Net charge offs on a year-to-date basis were 0.05% (on an annualized basis) of average loans and leases.

Return on average assets increased to 1.42% in the second quarter ended June 30, 2002 from 1.31% in the second quarter of 2001. Return on average equity was 14.26% for the quarter ended June 30, 2002 compared to 13.89% for the second quarter of 2001. The efficiency ratio for the second quarter was 54.28% as compared to 59.26% during the first quarter of 2001. For the first six months of this year, return on average assets was 1.39% and the return on average equity was 14.03%. The year-to-date efficiency ratio was 55.60%.

American River Holdings is a financial services company with three affiliates, American River Bank, a community business bank with four offices in Sacramento and Placer Counties, North Coast Bank, a community business bank with three offices in Sonoma County and first source capital, headquartered in Sacramento, which provides equipment lease financing on a brokerage basis for businesses throughout the country.


Page 4 of 5 Pages

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, www.firstsourcecapital.com

Unaudited financial statements are attached. Earnings per share have been adjusted for a 5% stock dividend.

FORWARD-LOOKING INFORMATION

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the California energy shortage, the effects of terrorism, including the events of September 11, 2001 and thereafter, and the conduct of the war on terrorism by the United States and its allies, as well as other factors. This entire press release should be read to put such forward-looking statements in context.


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

AMERICAN RIVER HOLDINGS                                   FINANCIAL SUMMARY

                                                             (unaudited)
CONSOLIDATED BALANCE SHEET
                                                  JUNE 30        JUNE 30      PERCENT
                   ASSETS                           2002           2001       CHANGE
                                                ---------------------------   ------

Cash and due from banks                         $ 21,660,000   $ 19,159,000    13.05%

Federal funds sold                                 4,280,000      3,350,000    27.76%

Interest-bearing deposits in banks                 6,334,000      5,345,000    18.50%

Investment securities                             46,799,000     38,439,000    21.75%

Loans and leases, net                            208,974,000    197,139,000     6.00%

Bank premises and equipment                        1,840,000      1,970,000    -6.60%

Accounts receivable servicing receivable, net      2,305,000      3,779,000   -39.01%

Accrued interest and other assets                  3,246,000      3,832,000   -15.29%
                                                ---------------------------   ------

                                                $295,438,000   $273,013,000     8.21%
                                                ===========================   ======

         LIABILITIES & EQUITY

Deposits                                        $262,587,000   $243,176,000     7.98%

Short-term borrowings                                      0              0     0.00%

Long-term debt                                     2,016,000      2,062,000    -2.23%

Accrued interest and other liabilities             1,629,000      1,434,000    13.60%
                                                ---------------------------   ------

Total liabilities                                266,232,000    246,672,000     7.93%

Total equity                                      29,206,000     26,341,000    10.88%
                                                ---------------------------   ------

                                                $295,438,000   $273,013,000     8.21%
                                                ===========================   ======

-----------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF INCOME                     SECOND         SECOND          FOR THE SIX MONTHS
                                                    QUARTER        QUARTER             ENDED JUNE 30
          (unaudited)                                 2002           2001           2002           2001
                                                  ---------------------------------------------------------

Interest income                                   $ 4,486,000    $ 5,317,000    $ 8,951,000    $11,100,000

Interest expense                                      863,000      1,688,000      1,745,000      3,784,000
                                                  --------------------------------------------------------

Net interest income                                 3,623,000      3,629,000      7,206,000      7,316,000

Provision for loan and lease loss                     186,000        187,000        334,000        381,000

Total noninterest income                              552,000        556,000      1,044,000      1,135,000

Total noninterest expense                           2,288,000      2,500,000      4,632,000      4,880,000
                                                  --------------------------------------------------------

Income before taxes                                 1,701,000      1,498,000      3,284,000      3,190,000

Income taxes                                          674,000        597,000      1,296,000      1,265,000
                                                  --------------------------------------------------------

Net income                                        $ 1,027,000    $   901,000    $ 1,988,000    $ 1,925,000
                                                  ========================================================

Basic earnings per share                          $      0.41    $      0.36    $      0.79    $      0.76

Diluted earnings per share                               0.38           0.34           0.74           0.72

Trailing 12-month diluted earnings per share             1.52

Average shares outstanding                          2,514,518      2,539,053      2,517,750      2,536,557

-----------------------------------------------------------------------------------------------------------
Operating Ratios (through June 30):
    Return on average assets                             1.42%          1.31%          1.39%          1.40%
    Return on average equity                            14.26%         13.89%         14.03%         15.28%
    Efficiency ratio (fully taxable equivalent)         54.28%         59.26%         55.60%         57.22%
-----------------------------------------------------------------------------------------------------------

Earnings per share have been adjusted for a 5% stock dividend in 2001.


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